Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-12755, No. 33-80504 and No. 33-3327 of Sharper Image Corporation on Form S-8 of our reports dated March 24, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 2000.


/s/ Deloitte & Touche LLP

San Francisco, California
April 28, 2000

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